UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2013

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 26, 2013, the Company’s Audit Committee concurred with management’s conclusion that the previously filed consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, originally filed on March 1, 2012 (the “Original Form 10-K”), and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, originally filed on November 5, 2012 (the “Original Form 10-Q”), as well as the related report on the Company’s consolidated financial statements contained in the Original Form 10-K of the Company’s independent registered public accounting firm, should no longer be relied upon due to errors contained in the presentation of basic and diluted net income per share attributable to common shareholders in such consolidated financial statements. The corrections will have no impact on the Company’s total net income (loss) or consolidated balance sheets, consolidated statements of shareholders’ equity/unit holdings equity, consolidated statements of cash flows or consolidated statements of comprehensive income (loss) for any previously reported periods.

The Company will today file Amendment No. 1 on Form 10-K/A to the Original Form 10-K (the “Amended Form 10-K”) and Amendment No. 1 on Form 10-Q/A (the “Amended Form 10-Q”) to the Original Form 10-Q to (i) present basic and diluted net income (loss) per share attributable to common shareholders for the period from the date of the Company’s corporate reorganization, May 16, 2011, to December 31, 2011 and for the period May 16, 2011 to September 30, 2011, respectively, (ii) remove the previously presented pro forma basic and diluted net income (loss) per share attributable to common shareholders on the face of the Company’s consolidated statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2011, respectively, (iii) revise the weighted average number of shares used to compute basic and diluted net income (loss) per share attributable to common shareholders for the period from the date of the Company’s corporate reorganization, May 16, 2011, to December 31, 2011 and for the period May 16, 2011 to September 30, 2011, respectively and (iv) update the related disclosures found in the Original Form 10-K and Original Form 10-Q.

The Company also notes that the Amended Form 10-Q will (i) present basic and diluted net income (loss) per share attributable to common shareholders for the period from the date of the Company’s corporate reorganization, May 16, 2011, to June 30, 2011, and (ii) revise the weighted average number of shares used to compute basic and diluted net income (loss) per share attributable to common shareholders for the period from the date of the Company’s corporate reorganization, May 16, 2011, to June 30, 2011.

As will be set forth in the Amended Form 10-K and Amended Form 10-Q:

•                  for the period from May 16, 2011 to December 31, 2011, the basic and diluted net income per share attributable to common shareholders of $0.09 is greater than the Company’s original presentation of pro forma basic and diluted net income per share attributable to common shareholders of $0.06, even though the Company’s total earnings for the year ended December 31, 2011 have not changed.

•                  for the period from May 16, 2011 to September 30, 2011, the basic and diluted net income per share attributable to common shareholders of $0.00 is greater than the Company’s original presentation of pro forma basic and diluted net loss per share attributable to common shareholders of $0.03, even though the Company’s total earnings for the nine month period ended September 30, 2011 have not changed.

•                  for the period from May 16, 2011 to June 30, 2011, the basic and diluted net loss per share attributable to common shareholders of $0.14 is greater than the Company’s original presentation of pro forma basic and diluted net loss per share attributable to common shareholders of $0.19, even though the Company’s total earnings for the six month period ended June 30, 2011 have not changed.

For the periods presented prior to the Company’s corporate reorganization, the Company does not calculate net income per share attributable to common shareholders because the Company did not have common stock outstanding, as defined in accounting literature, in those periods.

Members of management of the Company and the Company’s Audit Committee discussed these matters with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      January 31, 2013

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer